Exhibit 5.1

[Letterhead of Irell & Manella LLP]

January 13, 2006

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, NV 89109

Ladies and Gentlemen:

We have acted as counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 6,900,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), pursuant to a Prospectus Supplement dated January 12, 2006 (the “Prospectus Supplement”), relating to the Company’s Registration Statement on Form S-3, Registration No. 333-130880 (the “Registration Statement”) filed on January 6, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined the Registration Statement and the Prospectus Supplement, each in the form filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Pinnacle Entertainment, Inc.

January 13, 2006

In our capacity as counsel to the Company in connection with the offering, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with the requirements of all applicable laws, in the manner presently proposed.

Based on and subject to the foregoing, it is our opinion that the Shares have been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Prospectus Supplement and the Registration Statement (each as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We consent to your filing this opinion as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ IRELL & MANELLA LLP
IRELL & MANELLA LLP